Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP & Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan Stanner

Vice President, Capital Markets & Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

WEDNESDAY, NOVEMBER 2, 2011

STRATEGIC HOTELS & RESORTS, INC. REPORTS THIRD QUARTER 2011

FINANCIAL RESULTS

U.S. Same Store RevPAR increases 11.7 percent driven by 9.7 percent ADR growth

2012 group pace currently 6.3 percent higher than same-time last year

CHICAGO – November 2, 2011 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today reported results for the third quarter ended September 30, 2011.

Third Quarter Highlights

•

Net loss attributable to common shareholders was $11.9 million, or $0.06 per diluted share, in the third quarter of 2011, compared with a net loss attributable to common shareholders of $39.4 million, or $0.26 per diluted share, in the third quarter of 2010.

•	Comparable funds from operations (Comparable FFO) was $0.06 per diluted share compared with $0.06 per diluted share in the prior year period.

•	Comparable EBITDA was $43.6 million compared with $37.4 million in the prior year period, a 16.6 percent increase between periods.

•

United States same store revenue per available room (RevPAR) increased 11.7 percent, driven by a 9.7 percent increase in average daily rate (ADR) and a 1.4 percentage point increase in occupancy compared to the third quarter of 2010. Total revenue per available room (Total RevPAR) increased 8.8 percent between periods.

•

North American same store RevPAR increased 11.1 percent, driven by a 9.4 percent increase in ADR and a 1.3 percentage point increase in occupancy compared to the third quarter of 2010. Total RevPAR increased 7.7 percent between periods.

•

Total North American RevPAR, which includes results from the recently acquired Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, increased by 10.8 percent, driven by an 8.9 percent increase in ADR and a 1.3 percentage point increase in occupancy compared to the third quarter of 2010. Total RevPAR increased 7.1 percent between periods.

•

United States same store EBITDA margins expanded 200 basis points compared to the third quarter of 2010. North American same store EBITDA margins expanded 170 basis points and Total North American EBITDA margins expanded 160 basis points between periods.

•

European RevPAR increased 5.4 percent (0.7 percent decrease in constant dollars), driven by a 5.1 percent increase in ADR (1.0 percent decrease in constant dollars) and a 0.3 percentage point increase in occupancy compared to the third quarter of 2010. European Total RevPAR increased 5.8 percent (0.1 percent decrease in constant dollars) between periods.

“Once again, our overall performance was very strong in the quarter,” said Laurence Geller, Chief Executive Officer of Strategic Hotels & Resorts, Inc. “As we look ahead, we continue to see favorable group booking trends, which is one of our best forward-looking indicators. Confirmed group nights for 2012 in our U.S. portfolio have increased over six percent compared to the same time last year and group production has remained very healthy since August. We remain optimistic about increasing demand in our portfolio since our core customer base continues to spend and book group, leisure and corporate travel, despite the lingering global and domestic challenges and uncertainty.”

The company reported financial results for the nine month period ended September 30, 2011 as follows:

•

Net loss attributable to common shareholders was $7.8 million, or $0.04 per diluted share, compared with a net loss attributable to common shareholders of $127.1 million, or $1.12 per diluted share, for the nine month period ended September 30, 2010.

•	Comparable FFO was $0.09 per diluted share compared with $0.02 per diluted share in the nine month period ended September 30, 2010.

•	Comparable EBITDA was $114.8 million compared with $97.6 million for the nine month period ended September 30, 2010, an increase of 17.7 percent.

Third Quarter 2011 Transaction Review

•

On July 6th, the Company closed an $85.0 million limited recourse loan secured by the InterContinental Miami hotel. The loan bears interest at a floating rate of LIBOR plus 350 basis points and has a five-year initial term with two, one-year extension options, upon satisfaction of certain financial and other conditions.

•

On July 14th, the Company closed a $110.0 million limited recourse loan secured by the Loews Santa Monica Beach hotel. The loan bears interest at a floating rate of LIBOR plus 385 basis points and has a four-year initial term with three, one-year extension options, upon satisfaction of certain financial and other conditions.

•

On July 20th, the Company closed a $130.0 million limited recourse loan secured by the Four Seasons Washington, D.C. hotel. The loan bears interest at a floating rate of LIBOR plus 315 basis points and has a three-year initial term with two, one-year extension options, upon satisfaction of certain financial and other conditions.

•	On July 28th, the Company closed a $145.0 million limited recourse loan secured by the InterContinental Chicago hotel. The loan bears interest at a fixed rate of 5.61 percent and has a ten-year term.

2011 Guidance

Based on the results of the first three quarters and current forecasts for the fourth quarter, management is narrowing its full year guidance range for 2011. For the year ending December 31, 2011, the Company anticipates that Comparable EBITDA will be in the range of $150.0 million to $156.0 million and Comparable FFO in the range of $0.10 and $0.13 per diluted share. Management is also raising its guidance for North American same store RevPAR growth to be in the range between 9.0 percent and 10.0 percent, and maintaining its guidance for Total RevPAR growth to be in the range between 8.0 percent and 9.0 percent.

Portfolio Definitions

United States same store hotel comparisons for the third quarter of 2011 are derived from the Company’s hotel portfolio at September 30, 2011, consisting of properties located in the United States and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons contain 10 properties and exclude the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, which were acquired on March 11, 2011, and the unconsolidated Hotel del Coronado and Fairmont Scottsdale Princess hotels.

North American same store hotel comparisons for the third quarter of 2011 are derived from the Company’s hotel portfolio at September 30, 2011, consisting of properties located in North America and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons contain 11 properties, including the Four Seasons Punta Mita Resort and excluding the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, which were acquired on March 11, 2011, and the unconsolidated Hotel del Coronado and Fairmont Scottsdale Princess hotels.

Total North American hotel comparisons are derived from the Company’s hotel portfolio at September 30, 2011, consisting of properties in which operations are included in the consolidated results of the company, including the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels.

European hotel comparisons for the third quarter of 2011 are derived from the Company’s European owned and leased hotel properties at September 30, 2011, consisting of the Marriott London Grosvenor Square and the Marriott Hamburg.

Earnings Call

The Company will conduct its third quarter 2011 conference call for investors and other interested parties on Thursday, November 3, 2011 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888.679.8018 (toll international: 617.213.4845) with passcode 88489803. To participate on the web cast, log on to the Company’s website at http://www.strategichotels.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=176522&eventID=4203220 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on November 3, 2011 through 11:59 p.m. ET on November 10, 2011. To access the replay, dial 888.286.8010 (toll international: 617.801.6888) with passcode 91217547. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The Company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at http://www.strategichotels.com within the third quarter information section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s debt facilities; demand for hotel rooms in the Company’s current and proposed market areas; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s disposition strategy; risks related to natural disasters; the effect of threats of terrorism, security concerns, and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; failure to complete and close on transactions in light of due diligence findings or the failure of closing conditions to be satisfied; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines applicable to REITs; general volatility of the capital markets; and difficulties in identifying properties to acquire and completing acquisitions.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The following tables reconcile projected 2011 net loss attributable to common shareholders to projected Comparable EBITDA, Comparable FFO and Comparable FFO per diluted share (in millions, except per share data):

	Low Range	High Range
Net Loss Attributable to Common Shareholders	($39.7)	($33.7)
Depreciation and Amortization	116.3	116.3
Interest Expense	88.4	88.4
Income Taxes	1.8	1.8
Adjustments from Consolidated Affiliates	(6.6)	(6.6)
Adjustments from Unconsolidated Affiliates	21.5	21.5
Preferred Shareholder Dividends	30.9	30.9
Realized Portion of Deferred Gain on Sale Leasebacks	(1.4)	(1.4)
Gain on Sale of Asset	(103.5)	(103.5)
Adjustment for Value Creation Plan	12.0	12.0
Loss on Early Extinguishment of Debt	1.2	1.2
Loss on Early Termination of Derivative Financial Instruments	29.2	29.2
Other Adjustments	(0.1)	(0.1)

Comparable EBITDA	$150.0	$156.0

	Low Range	High Range
Net Loss Attributable to Common Shareholders	($39.7)	($33.7)
Depreciation and Amortization	115.1	115.1
Realized Portion of Deferred Gain on Sale Leasebacks	(1.4)	(1.4)
Deferred Tax on Realized Portion of Deferred Gain	0.4	0.4
Adjustments from Consolidated Affiliates	(4.3)	(4.3)
Adjustments from Unconsolidated Affiliates	9.8	9.8
Gain on Sale of Asset	(103.5)	(103.5)
Adjustment for Value Creation Plan	12.0	12.0
Loss on Early Extinguishment of Debt	1.2	1.2
Loss on Early Termination of Derivative Financial Instruments	29.2	29.2
Other Adjustments	(0.6)	(0.6)

Comparable FFO	$18.2	$24.2
Comparable FFO per Diluted Share	$0.10	$0.13

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Rooms	$110,048	$94,995	$310,330	$268,674
Food and beverage	58,664	54,028	195,987	172,423
Other hotel operating revenue	19,939	18,762	59,860	57,285
Lease revenue	1,255	1,108	3,747	3,383

Total revenues	189,906	168,893	569,924	501,765

Operating Costs and Expenses:
Rooms	29,283	27,364	85,728	77,938
Food and beverage	45,345	40,947	142,010	124,038
Other departmental expenses	51,358	49,701	155,856	145,869
Management fees	5,879	5,222	18,203	16,818
Other hotel expenses	12,672	12,621	39,497	40,048
Lease expense	1,249	1,106	3,702	3,396
Depreciation and amortization	25,526	32,209	86,222	98,195
Corporate expenses	(2,228)	8,679	24,206	22,098

Total operating costs and expenses	169,084	177,849	555,424	528,400

Operating income (loss)	20,822	(8,956)	14,500	(26,635)

Interest expense	(21,838)	(22,118)	(67,148)	(68,488)
Interest income	41	64	124	369
Loss on early extinguishment of debt	(399)	(39)	(1,237)	(925)
Loss on early termination of derivative financial instruments	—	—	(29,242)	(18,263)
Equity in (losses) earnings of unconsolidated affiliates	(1,867)	3,001	(6,266)	2,900
Foreign currency exchange (loss) gain	(209)	(132)	77	(1,394)
Other income, net	355	1,605	4,716	2,299

Loss before income taxes and discontinued operations	(3,095)	(26,575)	(84,476)	(110,137)
Income tax expense	(867)	(68)	(279)	(296)

Loss from continuing operations	(3,962)	(26,643)	(84,755)	(110,433)
Income (loss) from discontinued operations, net of tax	19	(4,143)	101,215	6,474

Net (loss) income	(3,943)	(30,786)	16,460	(103,959)
Net loss (income) attributable to the noncontrolling interests in SHR’s operating partnership	16	192	(70)	879
Net income attributable to the noncontrolling interests in consolidated affiliates	(254)	(1,086)	(997)	(858)

Net (loss) income attributable to SHR	(4,181)	(31,680)	15,393	(103,938)
Preferred shareholder dividends	(7,721)	(7,721)	(23,164)	(23,164)

Net loss attributable to SHR common shareholders	$(11,902)	$(39,401)	$(7,771)	$(127,102)

Basic and Diluted (Loss) Income Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.06)	$(0.23)	$(0.62)	$(1.18)
(Loss) income from discontinued operations attributable to SHR common shareholders	—	(0.03)	0.58	0.06

Net loss attributable to SHR common shareholders	$(0.06)	$(0.26)	$(0.04)	$(1.12)

Weighted average common shares outstanding	186,146	151,635	173,349	113,237

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2011	2010
Assets
Investment in hotel properties, net	$1,707,798	$1,835,451
Goodwill	40,359	40,359
Intangible assets, net of accumulated amortization of $8,311 and $6,536	31,301	32,620
Assets held for sale	—	45,145
Investment in unconsolidated affiliates	128,407	18,024
Cash and cash equivalents	88,843	78,842
Restricted cash and cash equivalents	44,543	34,618
Accounts receivable, net of allowance for doubtful accounts of $1,538 and $1,922	47,959	35,250
Deferred financing costs, net of accumulated amortization of $2,587 and $15,756	11,680	3,322
Deferred tax assets	6,017	4,121
Other assets	26,791	34,564

Total assets	$2,133,698	$2,162,316

Liabilities, Noncontrolling Interests and Equity
Liabilities:
Mortgages and other debt payable	$1,000,706	$1,118,281
Bank credit facility	—	28,000
Liabilities of assets held for sale	—	93,206
Accounts payable and accrued expenses	240,397	266,773
Deferred tax liabilities	48,848	1,732
Deferred gain on sale of hotels	3,781	3,930

Total liabilities	1,293,732	1,511,922
Noncontrolling interests in SHR’s operating partnership	3,678	5,050
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share and $138,450 and $131,296 in the aggregate)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share and $141,091 and $133,975 in the aggregate)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share and $176,363 and $167,469 in the aggregate)	138,940	138,940
Common shares ($0.01 par value; 250,000,000 common shares authorized; 185,627,199 and 151,305,314 common shares issued and outstanding)	1,856	1,513
Additional paid-in capital	1,715,023	1,553,286
Accumulated deficit	(1,170,022)	(1,185,294)
Accumulated other comprehensive loss	(78,695)	(107,164)

Total SHR’s shareholders’ equity	826,083	620,262
Noncontrolling interests in consolidated affiliates	10,205	25,082

Total equity	836,288	645,344

Total liabilities, noncontrolling interests and equity	$2,133,698	$2,162,316

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	September 30, 2011
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	185,627	185,627
Operating partnership units outstanding	853	853
Restricted stock units outstanding	1,039	1,039
Value Creation Plan units outstanding	974	974

Combined shares and units outstanding	188,493	188,493
Common stock price at end of period	$4.31	$4.31

Common equity capitalization	$812,405	$812,405
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt	1,000,706	1,000,706
Pro rata share of unconsolidated debt	212,275	—
Pro rata share of consolidated debt	(45,548)	—
Cash and cash equivalents	(88,843)	(88,843)

Total enterprise value	$2,261,231	$2,094,504

Net Debt / Total Enterprise Value	47.7%	43.5%
Preferred Equity / Total Enterprise Value	16.4%	17.7%
Common Equity / Total Enterprise Value	35.9%	38.8%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following hotels were sold during 2011 and 2010 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Paris Marriott Champs Elysees (Paris Marriott)	April 6, 2011	$55,245
InterContinental Prague	December 15, 2010	$3,564

The following is a summary of income (loss) from discontinued operations for the three and nine months ended September 30, 2011 and 2010 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2011	2010	2011	2010
Hotel operating revenues	$—	$19,495	$9,743	$51,987

Operating costs and expenses	(54)	13,984	9,456	40,394
Depreciation and amortization	—	1,859	—	5,413

Total operating costs and expenses	(54)	15,843	9,456	45,807

Operating income	54	3,652	287	6,180

Interest expense	—	(2,378)	—	(7,716)
Interest income	—	8	—	19
Foreign currency exchange (loss) gain	—	(5,096)	51	7,490
Other income, net	—	—	326	—
Income tax expense	—	(329)	(379)	(736)
(Loss) gain on sale	(35)	—	100,930	1,237

Income (loss) from discontinued operations	$19	$(4,143)	$101,215	$6,474

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investments in the Hotel del Coronado and Fairmont Scottsdale Princess

(in thousands)

On January 9, 2006, we purchased a 45% interest in the unconsolidated affiliate that owns the Hotel del Coronado. On February 4, 2011, we completed a recapitalization of the unconsolidated affiliate. As part of the recapitalization, a new unconsolidated affiliate was formed to own the Hotel del Coronado and to invest cash in the asset. Pursuant to the terms of the recapitalization, we became a limited partner in the new unconsolidated affiliate, and our ownership interest in the Hotel del Coronado decreased from 45% to 34.3%. On June 9, 2011, we completed a recapitalization of the Fairmont Scottsdale Princess hotel. As part of the recapitalization, our ownership interest in the Fairmont Scottsdale Princess decreased from 100% to 50%. We account for these investments using the equity method of accounting.

	Three Months Ended			Three Months Ended
	September 30, 2011			September 30, 2010
		Fairmont			Fairmont
	Hotel del	Scottsdale		Hotel del	Scottsdale
	Coronado	Princess	Total	Coronado	Princess	Total
Total revenues (100%)	$40,765	$10,280	$51,045	$39,683	$—	$39,683
Property EBITDA (100%)	$16,995	$(2,452)	$14,543	$15,593	$—	$15,593

Equity in earnings (losses) of unconsolidated affiliates (SHR ownership)
Property EBITDA	$5,830	$(1,226)	$4,604	$7,017	$—	$7,017
Depreciation and amortization	(1,665)	(1,806)	(3,471)	(2,015)	—	(2,015)
Interest expense	(2,648)	(198)	(2,846)	(1,981)	—	(1,981)
Other expenses, net	(83)	(96)	(179)	(15)	—	(15)
Income taxes	(125)	—	(125)	(272)	—	(272)

Equity in earnings (losses) of unconsolidated affiliates	$1,309	$(3,326)	$(2,017)	$2,734	$—	$2,734

EBITDA Contribution
Equity in earnings (losses) of unconsolidated affiliates	$1,309	$(3,326)	$(2,017)	$2,734	$—	$2,734
Depreciation and amortization	1,665	1,806	3,471	2,015	—	2,015
Interest expense	2,648	198	2,846	1,981	—	1,981
Income taxes	125	—	125	272	—	272

EBITDA Contribution	$5,747	$(1,322)	$4,425	$7,002	$—	$7,002

FFO Contribution
Equity in earnings (losses) of unconsolidated affiliates	$1,309	$(3,326)	$(2,017)	$2,734	$—	$2,734
Depreciation and amortization	1,665	1,806	3,471	2,015	—	2,015

FFO Contribution	$2,974	$(1,520)	$1,454	$4,749	$—	$4,749

	Nine Months Ended			Nine Months Ended
	September 30, 2011			September 30, 2010
		Fairmont			Fairmont
	Hotel del	Scottsdale		Hotel del	Scottsdale
	Coronado	Princess	Total	Coronado	Princess	Total
Total revenues (100%)	$101,255	$12,389	$113,644	$94,167	$—	$94,167
Property EBITDA (100%)	$34,748	$(3,196)	$31,552	$30,871	$—	$30,871

Equity in (losses) earnings of unconsolidated affiliates (SHR ownership)
Property EBITDA	$12,022	$(1,598)	$10,424	$13,892	$—	$13,892
Depreciation and amortization	(4,963)	(2,257)	(7,220)	(6,003)	—	(6,003)
Interest expense	(7,382)	(248)	(7,630)	(5,711)	—	(5,711)
Other expenses, net	(1,547)	(640)	(2,187)	(163)	—	(163)
Income taxes	554	—	554	111	—	111

Equity in (losses) earnings of unconsolidated affiliates	$(1,316)	$(4,743)	$(6,059)	$2,126	$—	$2,126

EBITDA Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(1,316)	$(4,743)	$(6,059)	$2,126	$—	$2,126
Depreciation and amortization	4,963	2,257	7,220	6,003	—	6,003
Interest expense	7,382	248	7,630	5,711	—	5,711
Income taxes	(554)	—	(554)	(111)	—	(111)

EBITDA Contribution	$10,475	$(2,238)	$8,237	$13,729	$—	$13,729

FFO Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(1,316)	$(4,743)	$(6,059)	$2,126	$—	$2,126
Depreciation and amortization	4,963	2,257	7,220	6,003	—	6,003

FFO Contribution	$3,647	$(2,486)	$1,161	$8,129	$—	$8,129

Debt	Interest Rate		Spread over LIBOR		Loan Amount	Maturity (b)
Hotel del Coronado
CMBS Mortgage and Mezzanine	5.80	% (a)	480 bp	(a)	$425,000	March 2016
Cash and cash equivalents					(22,939)

Net Debt					$402,061

Fairmont Scottdale Princess
CMBS Mortgage	0.60%		36 bp		$133,000	April 2015
Cash and cash equivalents					(1,066)

Net Debt					$131,934

Caps	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
Hotel del Coronado
CMBS Mortgage and Mezzanine Loan Caps	February 2011	2.00%	$425,000	February 2013
CMBS Mortgage and Mezzanine Loan Caps	February 2013	2.50%	$425,000	March 2013

Fairmont Scottsdale Princess
CMBS Mortgage Loan Cap	June 2011	4.00%	$133,000	December 2013

(a)	Subject to a 1% LIBOR floor.
(b)	Includes extension options.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Paris Marriott (a):
Property EBITDA	$—	$6,784	$3,455	$15,858
Revenue (b)	$—	$6,784	$3,455	$15,858

Lease expense	—	(3,076)	(3,274)	(8,915)
Less: Deferred gain on sale-leaseback	—	(1,088)	(1,214)	(3,321)

Adjusted lease expense	—	(4,164)	(4,488)	(12,236)

EBITDA contribution from leasehold	$—	$2,620	$(1,033)	$3,622

Marriott Hamburg:
Property EBITDA	$1,734	$1,620	$5,034	$4,369
Revenue (b)	$1,255	$1,108	$3,747	$3,383

Lease expense	(1,249)	(1,106)	(3,702)	(3,396)
Less: Deferred gain on sale-leaseback	(42)	(51)	(151)	(154)

Adjusted lease expense	(1,291)	(1,157)	(3,853)	(3,550)

EBITDA contribution from leasehold	$(36)	$(49)	$(106)	$(167)

Total Leaseholds:
Property EBITDA	$1,734	$8,404	$8,489	$20,227
Revenue (b)	$1,255	$7,892	$7,202	$19,241

Lease expense	(1,249)	(4,182)	(6,976)	(12,311)
Less: Deferred gain on sale-leasebacks	(42)	(1,139)	(1,365)	(3,475)

Adjusted lease expense	(1,291)	(5,321)	(8,341)	(15,786)

EBITDA contribution from leaseholds	$(36)	$2,571	$(1,139)	$3,455

	September 30,	December 31,
Security Deposits (c):	2011	2010
Paris Marriott	$—	$14,459
Marriott Hamburg	2,544	2,540

Total	$2,544	$16,999

(a)	On April 6, 2011, we sold our leasehold interest in the Paris Marriott. The results of operations for the Paris Marriott have been classified as discontinued operations for all periods presented.
(b)	For the three and nine months ended September 30, 2011 and 2010, Revenue for the Paris Marriott represents Property EBITDA. For the three and nine months ended September 30, 2011 and 2010, Revenue for the Marriott Hamburg represents lease revenue.
(c)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

We present five non-GAAP financial measures that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA.

EBITDA represents net income (or loss) attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; (iii) depreciation and amortization; and (iv) preferred stock dividends. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our unconsolidated affiliates. EBITDA is presented on a full participation basis, which means we have assumed conversion of all redeemable noncontrolling interests of our operating partnership into our common stock. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated affiliates. We also present FFO—Fully Diluted, which is FFO plus income or loss on income attributable to redeemable noncontrolling interests in our operating partnership. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net income (or loss) or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (or loss) attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (or loss) attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net loss attributable to SHR common shareholders	$(11,902)	$(39,401)	$(7,771)	$(127,102)
Depreciation and amortization—continuing operations	25,526	32,209	86,222	98,195
Depreciation and amortization—discontinued operations	—	1,859	—	5,413
Interest expense—continuing operations	21,838	22,118	67,148	68,488
Interest expense—discontinued operations	—	2,378	—	7,716
Income taxes—continuing operations	867	68	279	296
Income taxes—discontinued operations	—	329	379	736
Noncontrolling interests	(16)	(192)	70	(879)
Adjustments from consolidated affiliates	(1,248)	(1,978)	(5,431)	(5,596)
Adjustments from unconsolidated affiliates	7,162	4,332	16,293	11,890
Preferred shareholder dividends	7,721	7,721	23,164	23,164

EBITDA	49,948	29,443	180,353	82,321
Realized portion of deferred gain on sale-leaseback—continuing operations	(42)	(51)	(151)	(154)
Realized portion of deferred gain on sale-leaseback—discontinued operations	—	(1,088)	(1,214)	(3,321)
Gain on sale of assets—continuing operations	—	—	(2,640)	—
Loss (gain) on sale of assets— discontinued operations	35	—	(100,930)	(1,237)
Loss on early extinguishment of debt	399	39	1,237	925
Loss on early termination of derivative financial instruments	—	—	29,242	18,263
Foreign currency exchange loss (gain)—continuing operations (a)	209	132	(77)	1,394
Foreign currency exchange loss (gain)—discontinued operations (a)	—	5,096	(51)	(7,490)
Adjustment for Value Creation Plan	(6,921)	3,844	9,078	6,871

Comparable EBITDA	$43,628	$37,415	$114,847	$97,572

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

8

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net loss attributable to SHR common shareholders	$(11,902)	$(39,401)	$(7,771)	$(127,102)
Depreciation and amortization—continuing operations	25,526	32,209	86,222	98,195
Depreciation and amortization—discontinued operations	—	1,859	—	5,413
Corporate depreciation	(279)	(304)	(868)	(914)
Gain on sale of assets—continuing operations	—	—	(2,640)	—
Loss (gain) on sale of assets—discontinued operations	35	—	(100,930)	(1,237)
Realized portion of deferred gain on sale-leaseback—continuing operations	(42)	(51)	(151)	(154)
Realized portion of deferred gain on sale-leaseback—discontinued operations	—	(1,088)	(1,214)	(3,321)
Deferred tax expense on realized portion of deferred gain on sale-leasebacks	—	340	379	1,036
Noncontrolling interests adjustments	(134)	(230)	(440)	(937)
Adjustments from consolidated affiliates	(663)	(1,342)	(3,822)	(4,644)
Adjustments from unconsolidated affiliates	3,770	2,047	8,023	6,099

FFO	16,311	(5,961)	(23,212)	(27,566)
Redeemable noncontrolling interests	118	38	510	58

FFO—Fully Diluted	16,429	(5,923)	(22,702)	(27,508)
Non-cash mark to market of interest rate swaps	1,146	5,597	(487)	9,778
Loss on early extinguishment of debt	399	39	1,237	925
Loss on early termination of derivative financial instruments	—	—	29,242	18,263
Foreign currency exchange loss (gain)—continuing operations (a)	209	132	(77)	1,394
Foreign currency exchange loss (gain), net of tax—discontinued operations (a)	—	5,085	(51)	(7,515)
Adjustment for Value Creation Plan	(6,921)	3,844	9,078	6,871

Comparable FFO	$11,262	$8,774	$16,240	$2,208

Comparable FFO per diluted share	$0.06	$0.06	$0.09	$0.02

Weighted average diluted shares	188,097	153,093	175,974	114,897

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

			Loan
Debt	Interest Rate	Spread (a)	Amount	Maturity (b)
Hyatt Regency La Jolla	1.24%	100 bp	$97,500	September 2012
North Beach Venture	5.00%	Fixed	1,476	January 2013
Marriott London Grosvenor Square (c)	2.05%	110 bp (c)	113,980	October 2013
Bank credit facility	3.24%	300 bp	—	June 2015
Four Seasons Washington, D.C.	3.39%	315 bp	130,000	July 2016
Westin St. Francis	6.09%	Fixed	220,000	June 2017
Fairmont Chicago	6.09%	Fixed	97,750	June 2017
InterContinental Miami	3.74%	350 bp	85,000	July 2018
Loews Santa Monica Beach Hotel	4.09%	385 bp	110,000	July 2018
InterContinental Chicago	5.61%	Fixed	145,000	August 2021

			$1,000,706

(a)	Spread over LIBOR (0.24% at September 30, 2011).
(b)	Includes extension options.
(c)	Principal balance of £73,130,000 at September 30, 2011. Spread over three-month GBP LIBOR (0.95% at September 30, 2011).

Domestic and European Interest Rate Swaps

	Fixed Pay Rate	Notional
Swap Effective Date	Against LIBOR	Amount	Maturity
February 2010	4.90%	$100,000	September 2014
February 2010	4.96%	100,000	December 2014
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

	5.09%	$400,000

	Fixed Pay Rate	Notional
Swap Effective Date	Against GBP LIBOR	Amount	Maturity
October 2007	5.72%	£73,130	October 2013

At September 30, 2011, future scheduled debt principal payments (including extension options) are as follows:

Years ending December 31,	Amount
2011 (remainder)	$—
2012	109,107
2013	123,112
2014	13,872
2015	15,046
Thereafter	739,569

$1,000,706

Percent of fixed rate debt including U.S. and European swaps	97.8%
Weighted average interest rate including U.S. and European swaps (d)	6.80%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	5.05

(d)	Excludes the amortization of deferred financing costs and the amortization of the interest rate swap costs.